Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement of Zapp Electric Vehicles Group Limited on Post-Effective Amendment No. 1 to Form F-1 (No. 333-280921) of our report, dated January 30, 2025, with respect to the consolidated financial statements of Zapp Electric Vehicles Group Limited and subsidiaries for the years ended September 30, 2024, 2023 and 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PKF Littlejohn LLP

London, United Kingdom

March 10, 2025